Exhibit 99.1

FOR IMMEDIATE RELEASE

February 25, 2026

CONTACT:	Darren Lehrich
Vice President-Investor Relations
610-382-3310
Darren.Lehrich@uhsinc.com

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES FINANCIAL RESULTS FOR THE THREE AND TWELVE-MONTH PERIODS ENDED DECEMBER 31, 2025 AND OPERATING RESULTS FORECAST FOR THE FULL YEAR OF 2026

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended December 31, 2025 and 2024:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $445.9 million, or $7.06 per diluted share, during the fourth quarter of 2025, as compared to $332.4 million, or $4.96 per diluted share, during the fourth quarter of 2024. Net revenues increased by 9.1% to $4.486 billion during the fourth quarter of 2025, as compared to $4.114 billion during the fourth quarter of 2024.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the fourth quarter of 2025 was $371.4 million, or $5.88 per diluted share, as compared to $329.9 million, or $4.92 per diluted share, during the fourth quarter of 2024.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2025 were: (i) an after-tax unrealized gain of $71.5 million, or $1.13 per diluted share ($93.3 million pre-tax), recorded in connection with our minority ownership in a healthcare generative artificial intelligence company (included in “Other (income) expense, net”); (ii) an after-tax gain of $0.8 million, or $.01 per diluted share ($1.0 million pre-tax), resulting from an increase in the market value of certain equity securities that were sold during the fourth quarter of 2025 (included in “Other (income) expense, net”), and; (iii) a favorable net after-tax impact of $2.3 million, or $.04 per diluted share, resulting from the net tax benefit recorded in connection with “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2024 were: (i) an unrealized after-tax gain of $2.1 million, or $.03 per diluted share ($2.7 million pre-tax), resulting from an increase in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $0.4 million, or $.01 per diluted share, resulting from the net tax benefit recorded pursuant to ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $785.1 million during the fourth quarter of 2025, as compared to $620.2 million during the fourth quarter of 2024. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $678.7 million during the fourth quarter of 2025, as compared to $614.6 million during the fourth quarter of 2024.

Consolidated Results of Operations, As Reported and As Adjusted – Twelve-month periods ended December 31, 2025 and 2024:

Reported net income attributable to UHS was $1.489 billion, or $23.10 per diluted share, during the full year of 2025, as compared to $1.142 billion, or $16.82 per diluted share, during 2024. Net revenues increased by 9.7% to $17.365 billion during the full year of 2025, as compared to $15.828 billion during 2024.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the full year of 2025 was $1.401 billion, or $21.74 per diluted share, as compared to $1.128 billion, or $16.61 per diluted share, during 2024.

As reflected on the Supplemental Schedule, included in our reported results during the full year of 2025 were: (i) an after-tax unrealized gain of $71.5 million, or $1.11 per diluted share, recognized in connection with our minority ownership in a healthcare generative artificial intelligence company (included in “Other (income) expense, net”); (ii) an after-tax gain of $12.1 million, or $.19 per diluted share ($15.7 million pre-tax), resulting from an increase in the market value of certain equity securities that were sold during the fourth quarter of 2025 (included in “Other (income) expense, net”), and; (iii) a favorable net after-tax impact of $4.2 million, or $.06 per diluted share, resulting from the net tax benefit recorded in connection with ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the full year of 2024 were: (i) an unrealized after-tax loss of $2.0 million, or $.03 per diluted share ($2.6 million pre-tax), resulting from a decrease in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $15.9 million, or $.24 per diluted share, resulting from the above-mentioned net tax benefit recorded in connection with ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $2.725 billion during the full year of 2025, as compared to $2.248 billion during 2024. Our Adjusted EBITDA net of NCI, was $2.590 billion during the full year of 2025, as compared to $2.246 billion during 2024.

Acute Care Services – Three and twelve-month periods ended December 31, 2025 and 2024:

During the fourth quarter of 2025, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) were unchanged while adjusted patient days decreased by 0.7%, as compared to the fourth quarter of 2024. At these facilities, during the fourth quarter of 2025, net revenue per adjusted admission increased by 5.4% while net revenue per adjusted patient day increased by 6.1%, as compared to the fourth quarter of 2024. Net revenues generated from our acute care services, on a same facility basis, increased by 6.9% during the fourth quarter of 2025, as compared to the fourth quarter of 2024.

During the twelve-month period ended December 31, 2025, at our acute care hospitals on a same facility basis, adjusted admissions increased by 1.6% while adjusted patient days increased by 0.3%, as compared to the comparable period of 2024. At these facilities, during the full year of 2025, net revenue per adjusted admission increased by 5.4% while net revenue per adjusted patient day increased by 6.8%, as compared to 2024. Net revenues generated from our acute care services, on a same facility basis, increased by 8.5% during 2025, as compared to 2024.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2025 and 2024:

During the fourth quarter of 2025, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 1.8% while adjusted patient days increased by 1.5%, as compared to the fourth quarter of 2024. At these facilities, during the fourth quarter of 2025, net revenue per adjusted admission increased by 5.3% and net revenue per adjusted patient day increased by 5.6%, as compared to the fourth quarter of 2024. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.2% during the fourth quarter of 2025, as compared to the fourth quarter of 2024.

During the twelve month-period ended December 31, 2025, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.2% while adjusted patient days increased by 0.9%, as compared to the comparable period of 2024. At these facilities, during the full year of 2025, net revenue per adjusted admission increased by 7.5% and net revenue per adjusted patient day increased by 6.8%, as compared to 2024. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.7% during 2025, as compared to 2024.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the twelve-month period ended December 31, 2025, our net cash provided by operating activities was $1.864 billion as compared to $2.067 billion during the full year of 2024. The $203 million net decrease in our net cash provided by operating activities consisted of: (i) a favorable change of $300 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense, unrealized gain on non-marketable securities, gains/losses on sales of assets and businesses, and costs related to extinguishment of debt, offset by; (ii) an unfavorable change of $385 million in accounts receivable (due, in part, to a $145 million increase in net receivables recorded in connection with various Medicaid supplemental payment programs and a $50 million increase in accounts receivable related to two relatively recently opened hospitals in Las Vegas, NV, and Washington, D.C.); (iii) an unfavorable change of $67 million in payments made in settlement of self-insurance claims, net of commercial insurance reimbursements, and; (iv) other combined net unfavorable changes of $51 million.

Liquidity:

As of December 31, 2025, we had $889 million of aggregate available borrowing capacity pursuant to our $1.3 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

In connection with our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. As previously announced, in October, 2025, our Board of Directors authorized a $1.5 billion increase to our stock repurchase program.

Pursuant to this program, during the fourth quarter of 2025, we have repurchased 1.461 million shares at an aggregate cost of approximately $333.5 million (average price of approximately $228 per share). During the full year of 2025, we have repurchased 4.650 million shares at an aggregate cost of approximately $899.3 million (average price of approximately $193 per share).

As of December 31, 2025, we had an aggregate available repurchase authorization of approximately $1.425 billion pursuant to our stock repurchase program.

2026 Operating Results Forecast:

Reflected below is our 2026 forecasted range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA net of NCI”), net income attributable to UHS per diluted share (“EPS-diluted”) and capital expenditures.

Our 2026 forecasted range of net income attributable to UHS, and EPS-diluted, exclude certain items as described below because we do not believe we can forecast those items with sufficient accuracy. Adjusted EBITDA net of NCI, is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of our operating performance. Please see the Supplemental Non-GAAP Disclosures - 2026 Operating Results Forecast schedule as included herein for additional information and a reconciliation of our 2026 revised forecasted range of adjusted net income attributable to UHS to our 2026 revised forecasted range of Adjusted EBITDA net of NCI.

For the Year Ended

December 31, 2026

	Low	High
Net revenues	$18.417 billion	$18.789 billion
Adjusted EBITDA net of NCI	$2.641 billion	$2.789 billion
EPS-diluted	$22.64 per share	$24.52 per share
Capital expenditures	$950 million	$1.1 billion
•
The midpoint of our 2026 forecasted net revenues represents an increase of 7.1% over our 2025 net revenues of $17.365 billion.
•
The midpoint of our 2026 forecasted Adjusted EBITDA net of NCI, represents an increase of 4.8% over our 2025 Adjusted EBITDA net of NCI, of $2.590 billion.

•
The midpoint of our 2026 forecasted Adjusted EPS-diluted represents an increase of 8.5% over our 2025 Adjusted EPS-diluted of $21.74.

Because we do not believe we can forecast certain items with sufficient accuracy, our 2026 forecasted range of Adjusted EBITDA net of NCI, net income attributable to UHS, and Adjusted EPS-diluted, exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the value of certain non-marketable securities (in connection with our minority ownership in a healthcare generative artificial intelligence company), the impact of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 26, 2026. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500® corporation, our annual revenues during 2025 were $17.365 billion. UHS ranked #271 on the Fortune 500® and #355 among American companies on the Forbes Global 2000. In 2026, UHS was again recognized as one of Fortune World’s Most Admired Companies™ (from Fortune, ©2025, 2026 Fortune Media IP Limited. All rights reserved. Used under license).

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

UHS is headquartered in King of Prussia, PA, and, through its subsidiaries, has approximately 101,500 employees and operates 29 inpatient acute care hospitals, 346 inpatient behavioral health facilities, 168 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 40 states, Washington, D.C., the United Kingdom and Puerto Rico. We have changed the method of our outpatient behavioral health care facility counts during the third quarter of 2025 and substantially all the increase from prior periods relates to that change in convention.

A wholly-owned subsidiary of UHS acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2025), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs could materially affect program payments which could materially impact our results of operations. In addition, we receive substantial reimbursement from multiple states in connection with various supplemental Medicaid payment programs. Failure to renew these programs beyond their scheduled termination dates, failure of the public hospitals to provide the necessary Inter-Governmental Transfers for the states’ share of the Medicaid disproportionate share hospital programs, and the failure of our hospitals that currently receive supplemental Medicaid revenues to qualify for future funds under these programs could cause our actual results of operations for the year ended December 31, 2026 to differ materially from our 2026 operating results forecast.
•
Legislation adopted on July 4, 2025, attaches work and community service requirements to eligibility for Medicaid benefits that will have the effect of limiting Medicaid enrollment and expenditures. That legislation also places limits on provider fees used to increase federal Medicaid funding to states and eliminates certain exchange premium tax credits beyond 2025. As these provisions become effective over the next several years, they may be expected to reduce our revenues and likely increase the level of uncompensated care provided by our facilities.
•
The increase in interest rates during the past few years has increased our interest expense significantly thereby reducing our free cash flow. As such, although interest rates have moderated more recently, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations and our ability to access the capital markets on favorable terms.
•
Changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where our products or materials are made (either directly or through our suppliers) could have an impact on our competitive position, business operations and financial results.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the matters related to Cumberland Hospital for Children and Adolescents, located in New Kent, Virginia, and the verdict in Washoe County, Nevada, against certain subsidiaries of ours, both of which were previously disclosed in various filings including, most recently, our Form 10-K for the year ended December 31, 2025. Although we can make no assurances regarding the ultimate outcome of these matters, or what damages will ultimately be awarded, the final resolution of these matters could have a material adverse effect on the Company.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the value of certain non-marketable securities (in connection with our minority ownership in a healthcare generative artificial intelligence company), the impact of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2025. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2025	2024	2025	2024
Net revenues	$4,486,048	$4,113,722	$17,364,829	$15,827,935

Operating charges:
Salaries, wages and benefits	2,046,629	1,907,383	8,084,582	7,518,687
Other operating expenses	1,297,207	1,142,901	4,860,246	4,308,384
Supplies expense	422,760	405,900	1,659,009	1,587,786
Depreciation and amortization	163,334	146,781	618,743	584,831
Lease and rental expense	38,886	38,268	148,234	146,433
	3,968,816	3,641,233	15,370,814	14,146,121

Income from operations	517,232	472,489	1,994,015	1,681,814
Interest expense, net	42,217	39,724	156,068	186,109
Other (income) expense, net	(106,427)	(5,546)	(134,194)	(2,231)
Income before income taxes	581,442	438,311	1,972,141	1,497,936
Provision for income taxes	133,605	101,264	460,959	334,827
Net income	447,837	337,047	1,511,182	1,163,109
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	1,896	4,650	22,386	21,012
Net income attributable to UHS	$445,941	$332,397	$1,488,796	$1,142,097

Basic earnings per share attributable to UHS (a)	$7.19	$5.07	$23.42	$17.16

Diluted earnings per share attributable to UHS (a)	$7.06	$4.96	$23.10	$16.82

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2025	2024	2025	2024
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$445,941	$332,397	$1,488,796	$1,142,097
Less: Net income attributable to unvested restricted share grants	0	0	0	(50)
Net income attributable to UHS - basic and diluted	$445,941	$332,397	$1,488,796	$1,142,047

Weighted average number of common shares - basic	62,024	65,597	63,581	66,554

Basic earnings per share attributable to UHS:	$7.19	$5.07	$23.42	$17.16

Weighted average number of common shares	62,024	65,597	63,581	66,554
Add: Other share equivalents	1,133	1,477	881	1,342
Weighted average number of common shares and equiv. - diluted	63,157	67,074	64,462	67,896

Diluted earnings per share attributable to UHS:	$7.06	$4.96	$23.10	$16.82

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2025	revenues	December 31, 2024	revenues
Net income attributable to UHS	$445,941		$332,397
Depreciation and amortization	163,334		146,781
Interest expense, net	42,217		39,724
Provision for income taxes	133,605		101,264
EBITDA net of NCI	$785,097	17.5%	$620,166	15.1%
Other (income) expense, net	(106,427)		(5,546)
Adjusted EBITDA net of NCI	$678,670	15.1%	$614,620	14.9%

Net revenues	$4,486,048		$4,113,722

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2025		December 31, 2024
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$445,941	$7.06	$332,397	$4.96
Plus/minus after-tax adjustments:
(Gain) loss on marketable equity securities	(769)	(0.01)	(2,053)	(0.03)
Unrealized gain on non-marketable securities	(71,489)	(1.13)	-	-
Impact of ASU 2016-09, net	(2,284)	(0.04)	(407)	(0.01)
Subtotal adjustments	(74,542)	(1.18)	(2,460)	(0.04)
Adjusted net income attributable to UHS	$371,399	$5.88	$329,937	$4.92

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2025	revenues	December 31, 2024	revenues
Net income attributable to UHS	$1,488,796		$1,142,097
Depreciation and amortization	618,743		584,831
Interest expense, net	156,068		186,109
Provision for income taxes	460,959		334,827
EBITDA net of NCI	$2,724,566	15.7%	$2,247,864	14.2%
Other (income) expense, net	(134,194)		(2,231)
Adjusted EBITDA net of NCI	$2,590,372	14.9%	$2,245,633	14.2%

Net revenues	$17,364,829		$15,827,935

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2025		December 31, 2024
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$1,488,796	$23.10	$1,142,097	$16.82
Plus/minus after-tax adjustments:
(Gain) loss on marketable equity securities	$(12,061)	(0.19)	1,985	0.03
Unrealized gain on non-marketable securities	$(71,489)	(1.11)	-	-
Impact of ASU 2016-09, net	(4,164)	(0.06)	(15,947)	(0.24)
Subtotal adjustments	$(87,714)	(1.36)	$(13,962)	(0.21)
Adjusted net income attributable to UHS	$1,401,082	$21.74	$1,128,135	$16.61

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$137,797	$125,983
Accounts receivable, net	2,602,434	2,177,751
Supplies	232,110	220,940
Other current assets	435,574	291,614
Total current assets	3,407,915	2,816,288

Property and equipment	13,489,811	12,643,283
Less: accumulated depreciation	(6,481,714)	(6,071,058)
	7,008,097	6,572,225
Other assets:
Goodwill	3,990,213	3,932,879
Deferred income taxes	70,517	118,449
Right of use assets-operating leases	374,239	418,719
Deferred charges	9,272	9,404
Other	667,340	601,785
Total Assets	$15,527,593	$14,469,749

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$748,158	$40,059
Accounts payable and other liabilities	2,416,276	2,081,479
Operating lease liabilities	73,237	74,649
Federal and state taxes	1,930	14,219
Total current liabilities	3,239,601	2,210,406

Other noncurrent liabilities	527,827	655,806
Operating lease liabilities noncurrent	340,715	376,239
Deferred income taxes	5,649	-
Long-term debt	4,004,393	4,464,482

Redeemable noncontrolling interest	70,620	13,293

UHS common stockholders' equity	7,275,792	6,666,207
Noncontrolling interest	62,996	83,316
Total equity	7,338,788	6,749,523

Total Liabilities and Stockholders' Equity	$15,527,593	$14,469,749

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net income	$1,511,182	$1,163,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	618,743	584,831
Stock-based compensation expense	95,688	99,349
Unrealized gain on non-marketable securities	(93,291)	0
Loss (gain) on sales of assets and businesses	7,968	(9,920)
Costs related to extinguishment of debt	0	3,158
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(317,985)	67,355
Accrued interest	(4,053)	12,814
Accrued and deferred income taxes	(21,441)	12,651
Other working capital accounts	99,189	61,897
Other assets and deferred charges	(28,599)	(12,163)
Other, net	19,700	21,811
Accrued insurance expense, net of commercial premiums paid	236,771	254,394
Payments made in settlement of self-insurance claims, net of commercial insurance reimbursements	(259,475)	(192,185)
Net cash provided by operating activities	1,864,397	2,067,101
Cash Flows from Investing Activities:
Property and equipment additions	(1,015,152)	(943,810)
Proceeds received from sales of assets and businesses	15,863	38,563
Acquisition of businesses and property	(47,804)	(18,998)
(Outflows) inflows from foreign exchange contracts that hedge our net U.K. investment	(52,213)	12,860
Costs incurred for purchase and development of enterprise resource planning application	(24,695)	0
Proceeds from sale of marketable equity securities	63,073	0
Investments in non-marketable securities	(9,831)	0
Decrease in capital reserves of commercial insurance subsidiary	142	276
Net cash used in investing activities	(1,070,617)	(911,109)
Cash Flows from Financing Activities:
Repayments of long-term debt	(43,504)	(2,640,001)
Additional borrowings	285,536	2,210,248
Financing costs	(382)	(12,566)
Repurchase of common shares	(967,951)	(670,754)
Dividends paid	(51,267)	(53,346)
Issuance of common stock	16,729	15,070
Profit distributions to noncontrolling interests	(11,734)	(6,508)
Purchase of ownership interests by minority members	22,846	12,980
Net cash used in financing activities	(749,727)	(1,144,877)
Effect of exchange rate changes on cash and cash equivalents	2,517	(833)
Increase in cash, cash equivalents and restricted cash	46,570	10,282
Cash, cash equivalents and restricted cash, beginning of period	224,752	214,470
Cash, cash equivalents and restricted cash, end of period	$271,322	$224,752
Supplemental Disclosures of Cash Flow Information:
Interest paid	$156,041	$168,274
Income taxes paid, net of refunds	$470,865	$325,430
Noncash purchases of property and equipment	$74,423	$118,109

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Twelve Months ended
			12/31/2025	12/31/2025
Acute Care Services (1)
Revenues			6.9%	8.5%
Adjusted Admissions			0.0%	1.6%
Adjusted Patient Days			-0.7%	0.3%
Revenue Per Adjusted Admission			5.4%	5.4%
Revenue Per Adjusted Patient Day			6.1%	6.8%

Behavioral Health Care Services (1)
Revenues			7.2%	7.7%
Adjusted Admissions			1.8%	0.2%
Adjusted Patient Days			1.5%	0.9%
Revenue Per Adjusted Admission			5.3%	7.5%
Revenue Per Adjusted Patient Day			5.6%	6.8%

UHS Consolidated	Fourth Quarter ended		Twelve Months ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Revenues	$4,486,048	$4,113,722	$17,364,829	$15,827,935
EBITDA net of NCI	$785,097	$620,166	$2,724,566	$2,247,864
EBITDA Margin net of NCI	17.5%	15.1%	15.7%	14.2%
Adjusted EBITDA net of NCI	$678,670	$614,620	$2,590,372	$2,245,633
Adjusted EBITDA Margin net of NCI	15.1%	14.9%	14.9%	14.2%

Cash Flow From Operations	$574,693	$658,437	$1,864,397	$2,067,101
Capital Expenditures	$281,220	$245,945	$1,015,152	$943,810
Days Sales Outstanding			55	50

Debt			$4,752,551	$4,504,541
UHS' Shareholders Equity			$7,275,792	$6,666,207
Debt / Total Capitalization			39.5%	40.3%
Debt / EBITDA net of NCI (2)			1.74	2.00
Debt / Adjusted EBITDA net of NCI (2)			1.83	2.01
Debt / Cash From Operations (2)			2.55	2.18

(1) Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

(2) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Twelve Months ended

December 31, 2025 and 2024

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,374,204	100.0%	$2,220,941	100.0%	$9,323,647	100.0%	$8,590,209	100.0%
Operating charges:
Salaries, wages and benefits	947,349	39.9%	901,004	40.6%	3,687,017	39.5%	3,518,909	41.0%
Other operating expenses	692,685	29.2%	626,978	28.2%	2,664,397	28.6%	2,384,758	27.8%
Supplies expense	356,967	15.0%	348,558	15.7%	1,397,254	15.0%	1,360,652	15.8%
Depreciation and amortization	94,702	4.0%	89,225	4.0%	361,988	3.9%	367,822	4.3%
Lease and rental expense	26,222	1.1%	26,425	1.2%	100,678	1.1%	98,777	1.1%
Subtotal-operating expenses	2,117,925	89.2%	1,992,190	89.7%	8,211,334	88.1%	7,730,918	90.0%
Income from operations	256,279	10.8%	228,751	10.3%	1,112,313	11.9%	859,291	10.0%
Interest expense, net	5,007	0.2%	2,976	0.1%	5,975	0.1%	6,339	0.1%
Other (income) expense, net	(10,902)	(0.5)%	(775)	(0.0)%	(21,163)	(0.2)%	(1,882)	(0.0)%
Income before income taxes	$262,174	11.0%	$226,550	10.2%	$1,127,501	12.1%	$854,834	10.0%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,545,579	100.0%	$2,326,702	100.0%	$9,925,907	100.0%	$8,944,288	100.0%
Operating charges:
Salaries, wages and benefits	976,301	38.4%	903,457	38.8%	3,797,810	38.3%	3,523,526	39.4%
Other operating expenses	828,716	32.6%	735,765	31.6%	3,179,922	32.0%	2,747,066	30.7%
Supplies expense	361,984	14.2%	348,841	15.0%	1,426,059	14.4%	1,360,758	15.2%
Depreciation and amortization	100,398	3.9%	89,297	3.8%	388,804	3.9%	368,717	4.1%
Lease and rental expense	26,501	1.0%	26,425	1.1%	101,622	1.0%	99,066	1.1%
Subtotal-operating expenses	2,293,900	90.1%	2,103,785	90.4%	8,894,217	89.6%	8,099,133	90.6%
Income from operations	251,679	9.9%	222,917	9.6%	1,031,690	10.4%	845,155	9.4%
Interest expense, net	5,108	0.2%	2,976	0.1%	6,285	0.1%	6,339	0.1%
Other (income) expense, net	(11,727)	(0.5)%	(951)	(0.0)%	(21,533)	(0.2)%	(1,305)	(0.0)%
Income before income taxes	$258,298	10.1%	$220,892	9.5%	$1,046,938	10.5%	$840,121	9.4%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2025.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Twelve Months ended

December 31, 2025 and 2024

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,838,453	100.0%	$1,715,590	100.0%	$7,185,336	100.0%	$6,668,971	100.0%
Operating charges:
Salaries, wages and benefits	986,078	53.6%	905,324	52.8%	3,876,831	54.0%	3,574,879	53.6%
Other operating expenses	339,582	18.5%	326,173	19.0%	1,338,907	18.6%	1,263,911	19.0%
Supplies expense	61,644	3.4%	57,775	3.4%	234,606	3.3%	228,606	3.4%
Depreciation and amortization	58,551	3.2%	54,562	3.2%	217,375	3.0%	204,197	3.1%
Lease and rental expense	11,862	0.6%	11,243	0.7%	45,178	0.6%	45,626	0.7%
Subtotal-operating expenses	1,457,717	79.3%	1,355,077	79.0%	5,712,897	79.5%	5,317,219	79.7%
Income from operations	380,736	20.7%	360,513	21.0%	1,472,439	20.5%	1,351,752	20.3%
Interest expense, net	596	0.0%	951	0.1%	4,021	0.1%	4,027	0.1%
Other (income) expense, net	(209)	(0.0)%	(1,139)	(0.1)%	(2,107)	(0.0)%	(3,480)	(0.1)%
Income before income taxes	$380,349	20.7%	$360,701	21.0%	$1,470,525	20.5%	$1,351,205	20.3%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,937,516	100.0%	$1,784,379	100.0%	$7,425,500	100.0%	$6,873,090	100.0%
Operating charges:
Salaries, wages and benefits	992,582	51.2%	908,789	50.9%	3,893,474	52.4%	3,590,956	52.2%
Other operating expenses	428,196	22.1%	391,920	22.0%	1,566,405	21.1%	1,443,857	21.0%
Supplies expense	61,878	3.2%	57,953	3.2%	235,422	3.2%	229,527	3.3%
Depreciation and amortization	60,503	3.1%	55,164	3.1%	220,464	3.0%	205,741	3.0%
Lease and rental expense	12,272	0.6%	11,748	0.7%	46,257	0.6%	46,980	0.7%
Subtotal-operating expenses	1,555,431	80.3%	1,425,574	79.9%	5,962,022	80.3%	5,517,061	80.3%
Income from operations	382,085	19.7%	358,805	20.1%	1,463,478	19.7%	1,356,029	19.7%
Interest expense, net	666	0.0%	951	0.1%	4,110	0.1%	4,027	0.1%
Other (income) expense, net	(206)	(0.0)%	(1,139)	(0.1)%	(1,135)	(0.0)%	(3,547)	(0.1)%
Income before income taxes	$381,625	19.7%	$358,993	20.1%	$1,460,503	19.7%	$1,355,549	19.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2025.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months ended
December 31, 2025 and 2024
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/25	12/31/24	% change	12/31/25	12/31/24	% change

Hospitals owned and leased	29	28	3.6%	345	331	4.2%
Average licensed beds	7,165	6,847	4.6%	24,436	24,080	1.5%
Average available beds	6,993	6,675	4.8%	24,336	23,980	1.5%
Patient days	414,230	409,299	1.2%	1,616,026	1,581,195	2.2%
Average daily census	4,502.5	4,448.9	1.2%	17,565.5	17,186.9	2.2%
Occupancy-licensed beds	62.8%	65.0%	-3.3%	71.9%	71.4%	0.7%
Occupancy-available beds	64.4%	66.7%	-3.4%	72.2%	71.7%	0.7%
Admissions	87,277	85,444	2.1%	115,654	114,236	1.2%
Length of stay	4.7	4.8	-2.1%	14.0	13.8	1.4%

Inpatient revenue	$14,235,538	$12,502,393	13.9%	$3,018,727	$2,740,068	10.2%
Outpatient revenue	9,974,040	8,645,714	15.4%	296,161	284,689	4.0%
Total patient revenue	24,209,578	21,148,107	14.5%	3,314,888	3,024,757	9.6%
Other revenue	304,196	251,237	21.1%	101,945	83,784	21.7%
Gross revenue	24,513,774	21,399,344	14.6%	3,416,833	3,108,541	9.9%
Total deductions	21,968,195	19,072,642	15.2%	1,479,317	1,324,162	11.7%
Net revenue	$2,545,579	$2,326,702	9.4%	$1,937,516	$1,784,379	8.6%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/25	12/31/24	% change	12/31/25	12/31/24	% change

Hospitals owned and leased	28	28	0.0%	334	334	0.0%
Average licensed beds	6,923	6,847	1.1%	24,050	23,895	0.6%
Average available beds	6,751	6,675	1.1%	23,950	23,795	0.7%
Patient days	404,644	409,299	-1.1%	1,592,235	1,566,594	1.6%
Average daily census	4,398.3	4,448.9	-1.1%	17,306.9	17,028.2	1.6%
Occupancy-licensed beds	63.5%	65.0%	-2.2%	72.0%	71.3%	1.0%
Occupancy-available beds	65.2%	66.7%	-2.3%	72.3%	71.6%	1.0%
Admissions	85,033	85,444	-0.5%	114,718	113,039	1.5%
Length of stay	4.8	4.8	0.0%	13.9	13.9	0.0%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Twelve Months ended
December 31, 2025 and 2024

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/25	12/31/24	% change	12/31/25	12/31/24	% change

Hospitals owned and leased	29	28	3.6%	345	331	4.2%
Average licensed beds	7,073	6,763	4.6%	24,342	24,274	0.3%
Average available beds	6,901	6,591	4.7%	24,242	24,187	0.2%
Patient days	1,657,502	1,621,966	2.2%	6,476,268	6,426,265	0.8%
Average daily census	4,541.1	4,431.6	2.5%	17,743.2	17,558.1	1.1%
Occupancy-licensed beds	64.2%	65.5%	-2.0%	72.9%	72.3%	0.8%
Occupancy-available beds	65.8%	67.2%	-2.1%	73.2%	72.6%	0.8%
Admissions	347,736	334,918	3.8%	473,071	473,081	0.0%
Length of stay	4.8	4.8	0.0%	13.7	13.6	0.7%

Inpatient revenue	$56,351,981	$50,051,514	12.6%	$11,943,845	$11,088,812	7.7%
Outpatient revenue	38,767,055	34,199,936	13.4%	1,148,851	1,117,178	2.8%
Total patient revenue	95,119,036	84,251,450	12.9%	13,092,696	12,205,990	7.3%
Other revenue	1,186,100	998,677	18.8%	383,244	330,950	15.8%
Gross revenue	96,305,136	85,250,127	13.0%	13,475,940	12,536,940	7.5%
Total deductions	86,379,229	76,305,839	13.2%	6,050,440	5,663,850	6.8%
Net revenue	$9,925,907	$8,944,288	11.0%	$7,425,500	$6,873,090	8.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/25	12/31/24	% change	12/31/25	12/31/24	% change

Hospitals owned and leased	28	28	0.0%	334	334	0.0%
Average licensed beds	6,830	6,763	1.0%	24,087	23,909	0.7%
Average available beds	6,658	6,591	1.0%	23,987	23,809	0.7%
Patient days	1,621,440	1,621,966	0.0%	6,415,058	6,344,903	1.1%
Average daily census	4,442.3	4,431.6	0.2%	17,575.5	17,335.8	1.4%
Occupancy-licensed beds	65.0%	65.5%	-0.7%	73.0%	72.5%	0.6%
Occupancy-available beds	66.7%	67.2%	-0.8%	73.3%	72.8%	0.6%
Admissions	339,174	334,918	1.3%	469,571	467,508	0.4%
Length of stay	4.8	4.8	0.0%	13.7	13.6	0.7%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2026 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2026
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$18,417,000		$18,789,000

Net income attributable to UHS (a)	$1,366,561		$1,479,817

Depreciation and amortization	671,628		671,628
Interest expense	181,140		181,140
Other (income) expense, net	(7,960)		(7,960)
Provision for income taxes	429,183		464,751
Adjusted EBITDA net of NCI (b)	$2,640,552	14.3%	$2,789,376	14.8%

Net income attributable to UHS, per diluted share (a)	$22.64		$24.52

Shares used in computing diluted earnings per share	60,349		60,349

(a) Adjusted net income attributable to UHS/per diluted share exclude the following items because we do not believe we can forecast these items with sufficient accuracy. Such items include: the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the value of certain non-marketable securities, the impact of ASU 2016-09, and other potential material items including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. Adjusted net income attributable to UHS/per diluted share is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of operating performance.